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                                                              EXHIBIT 16


625 Fourth Avenue South
Minneapolis, Minnesota  55415
(612) 340-5727
Fax:  (612) 340-7062

[logo] LUTHERAN
       BROTHERHOOD

       James M. Odland
       Assistant Vice President
       Law Division

April 29, 1999


Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN   55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the Prospectuses constituting part of the Registration Statement, on Form N-4 (File No. 33-67012), of LB Variable Annuity Account I.

Very truly yours,


/s/ James M. Odland
James M. Odland